Exhibit 17(a)



[LOGO] Merrill Lynch Investment Managers                        www.mlim.ml.com



Prospectus
January 24, 2002


Merrill Lynch Bond Fund, Inc.










      This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.


      The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Table of Contents


                                                                           PAGE

      [GRAPHIC] KEY FACTS
      -------------------------------------------------------------------------
      Merrill Lynch Bond Fund at a Glance.....................................3

      Risk/Return Bar Chart...................................................6

      Fees and Expenses.......................................................9


      [GRAPHIC]  DETAILS ABOUT THE FUND
      -------------------------------------------------------------------------

      How each Portfolio Invests.............................................16

      Investment Risks.......................................................19


      [GRAPHIC]  YOUR ACCOUNT
      -------------------------------------------------------------------------
      Merrill Lynch Select Pricing(SM) System.................................28

      How to Buy, Sell, Transfer and Exchange Shares.........................35

      Participation in Fee-Based Programs....................................40


      [GRAPHIC]  MANAGEMENT OF THE FUND
      -------------------------------------------------------------------------
      Fund Asset Management..................................................43

      Financial Highlights...................................................44


      [GRAPHIC]  FOR MORE INFORMATION
      -------------------------------------------------------------------------
      Shareholder Reports............................................Back Cover

      Statement of Additional Information............................Back Cover



                        MERRILL LYNCH BOND FUND, INC.

[GRAPHIC] KEY FACTS

                           MERRILL LYNCH BOND FUND AT A GLANCE
                           ----------------------------------------------------

                           What are the Portfolios' investment objectives?

                           The Fund consists of three separate portfolios -- the High Income Portfolio, the Core Bond Portfolio and the Intermediate Term Portfolio. Each Portfolio is, in effect, a separate fund that issues its own shares. The primary objective of each Portfolio is to provide shareholders with as high a level of current income as is consistent with the investment policies of such Portfolio and with prudent investment management. As a secondary objective, each Portfolio seeks capital appreciation when consistent with its primary objective.

In an effort to            This means the main goal of each Portfolio is
help you better            current income -- that is, they look for securities
understand the many        that pay interest or dividends. Each Portfolio also
concepts involved          seeks growth of capital by looking for investments
in making an               that will increase in value. However, each
investment                 Portfolio's investments emphasize current income
decision, we have          more than growth of capital.
defined the
highlighted terms          What are the Portfolios' main investment strategies?
in this prospectus
in the sidebar.            Under normal circumstances, each Portfolio invests
                           more than 90% of its net assets in a diversified
Fixed-Income               portfolio of fixed-income securities, such as
Securities --              corporate bonds and notes, mortgage-backed
securities that pay        securities, asset-backed securities, convertible
a fixed rate of            securities, preferred stocks and government
interest or a fixed        obligations. Both U.S. and foreign companies and
dividend.                  governments may issue these securities. The
                           investment strategies of the Portfolios differ
Corporate Bonds and        primarily in the quality and maturity of the
Notes --                   fixed-income securities in which they invest.
fixed-income debt
securities issued          The High Income Portfolio invests at least 80% of
by corporations, as        its net assets in fixed-income securities that are
distinct from              rated in the lower rating categories of the
securities issued          recognized rating agencies (Baa or lower by Moody's
by a government or         Investors Service, Inc. ("Moody's") or BBB or lower
its agencies or            by Standard & Poors ("S&P") or Fitch, Inc.
instrumentalities.         ("Fitch")), or unrated securities that Fund
                           management believes are of comparable quality.
Mortgage-Backed            Securities rated below Baa by Moody's or below BBB
Securities --              by S&P or Fitch are commonly known as "junk bonds."
securities backed          Junk bonds are high-risk investments that may suffer
by pools of                income and principal losses for the High Income
mortgages, which in        Portfolio. The High Income Portfolio may invest in
many cases are             fixed-income securities of
guaranteed against         any maturity.
default by
government agencies.       The Core Bond Portfolio invests at least 80% of its
                           net assets in fixed-income securities that are rated in the four highest rating categories of the recognized rating agencies (Baa or better by Moody's or BBB or better by S&P or Fitch). Securities with credit quality in any of the four highest rating categories are



                        MERRILL LYNCH BOND FUND, INC.                         3

[GRAPHIC] KEY FACTS


Asset-Backed               known as "investment grade securities." The Core
Securities --              Bond Portfolio may invest in fixed-income securities
fixed-income               of any maturity.
securities issued
by a trust or other        The Intermediate Term Portfolio invests at least 80%
legal entity               of its net assets in fixed-income securities that
established for the        are rated in the four highest rating categories of
purpose of issuing         the recognized rating agencies. It is anticipated
securities and             that the Intermediate Term Portfolio's investments
holding certain            will have an average remaining maturity of three to
assets, such as            ten years, depending on market conditions.
credit card
receivables or auto        Each Portfolio will invest most of its assets in
leases, that pay           securities issued by U.S. issuers, but may also
down over time and         invest a portion of its assets in securities issued
generate sufficient        by foreign issuers.
cash to pay holders
of the securities.         What are the main risks of investing in the
                           Portfolios?
Convertible
Securities --              As with any fund, the value of each Portfolio's
fixed-income               investments -- and therefore the value of the
securities, such as        Portfolio's shares -- may fluctuate. These changes
corporate bonds or         may occur in response to interest rate changes or
preferred stock,           other developments that may affect the bond market
that are                   generally or a particular issuer or obligation.
exchangeable for           Generally, when interest rates go up, the value of
shares of common           fixed-income instruments goes down. Also, Portfolio
stock of the issuer        management may select securities that underperform
or another company.        the markets, the relevant indices or other funds
                           with similar investment objectives and investment
Preferred Stocks -         strategies. If the value of the Portfolio's
class of stock that        investments goes down, you may lose money.
often pays
dividends at a             Each Portfolio is subject to credit risk that the
specified rate and         issuer of a fixed-income security will be unable to
has preference over        pay the interest or principal when due.
common stock in
dividend payments
and liquidation of         Each Portfolio may invest its assets in foreign
assets.  Preferred         securities, which may involve additional risks
stock may also be          beyond those of U.S. securities, such as changes in
convertible into           foreign currency exchange rates, liquidity risk,
common stock.              and political, social and economic instability.

Government
Obligations -
fixed-income
securities issued
by a government or
its agencies or
instrumentalities,
as distinct from
securities issued
by corporations.

4                        MERRILL LYNCH BOND FUND, INC.

Maturity -- date on        Each Portfolio may invest in mortgage-backed and
which a debt               asset-backed securities, which may be subject to
instrument becomes         prepayment risk (when interest rates fall) or
due and payable.           extension risk (when interest rates rise).
                           Prepayment risk is the risk that, when interest
Junk Bonds --              rates fall, certain types of mortgage-backed and
fixed-income               asset-backed securities will be paid off more
securities rated           quickly than originally anticipated and a Portfolio
below investment           will have to invest the proceeds in securities with
grade by recognized        lower yields. Extension risk is the risk that, when
rating agencies,           interest rates rise, certain types of
including Moody's,         mortgage-backed and asset-backed securities will be
S&P and Fitch or           paid off more slowly than originally anticipated and
unrated securities         the value of these securities will fall.
that Fund
management believes        The High Income Portfolio is generally subject to
are of comparable          greater risk than the other Portfolios because it
quality.                   invests primarily in junk bonds. Investing in junk
                           bonds is riskier than investing in higher quality
Investment Grade           bonds -- price fluctuations may be larger and more
Securities                 frequent, and there is greater risk of losing both
--fixed-income             income and principal.
securities rated in
the four highest           Who should invest?
rating categories
by recognized              A Portfolio may be an appropriate investment for you
rating agencies,           if you:
including Moody's,
S&P and Fitch.             o     Are looking for an investment that provides
                                 income.
Foreign                    o     Want a professionally managed and diversified
Securities--                     portfolio without the administrative
securities issued                burdens of direct investments in
by a foreign                     fixed-income securities.
corporation or             o     Are willing, in the case of the Core Bond
government, as                   Portfolio and Intermediate Term Portfolio,
distinct from                    to accept the risk of loss of income and
securities issued                principal caused by negative economic
by a U.S.                        developments, changes in interest rates or
corporation or the               adverse changes in the price of bonds in
U.S. government.                 general.
                           o     Are willing, in the case of the High Income
                                 Portfolio, to accept greater credit risk.



                         MERRILL LYNCH BOND FUND, INC.                        5

[GRAPHIC] Key Facts        RISK/RETURN BAR CHART FOR THE HIGH INCOME PORTFOLIO
                           ---------------------------------------------------

                           The bar chart and table shown below provide an indication of the risks of investing in the High Income Portfolio. The bar chart shows changes in the High Income Portfolio's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the High Income Portfolio's shares for the periods shown with those of the Credit Suisse (CS) First Boston High Yield Index. How the High Income Portfolio performed in the past is not necessarily an indication of how the High Income Portfolio will perform in the future.


                                    [CHART]

                                1992     19.57%
                                1993     16.65%
                                1994     (3.54)%
                                1995     17.49%
                                1996     11.60%
                                1997     10.61%
                                1998     (3.78)%
                                1999      5.01%
                                2000    (10.52)%
                                2001     (0.60)%




                           During the ten year period shown in the bar chart, the highest return for a quarter was 9.40% (quarter ended March 31, 1992) and the lowest return for a quarter was -9.79% (quarter ended September 30, 1998).


                                                                              Past     Past
                            Average Annual Total Returns (as of               One      Five       Past Ten Years/
                                     December 31, 2001)                       Year     Years      Since Inception
                           --------------------------------------------------------------------------------------
                           Merrill Lynch High Income Portfolio* A             -4.03%  -0.22%           6.14%
                           CS First Boston High Yield Index**                  5.80%   3.25%           7.83%
                           --------------------------------------------------------------------------------------
                           Merrill Lynch High Income Portfolio* B             -4.13%   -0.12           5.78%
                           CS First Boston High Yield Index**                  5.80%   3.25%           7.83%
                           --------------------------------------------------------------------------------------
                           Merrill Lynch High Income Portfolio* C             -1.71%  -0.20%           3.51%+
                           CS First Boston High Yield Index**                  5.80%   3.25%           6.27%++
                           --------------------------------------------------------------------------------------
                           Merrill Lynch High Income Portfolio* D             -4.08%  -0.42%           3.51%+
                           CS First Boston High Yield Index**                  5.80%   3.25%           6.27%++
                           --------------------------------------------------------------------------------------

                           * Includes all applicable fees and sales charges.

                           ** This unmanaged market-weighted index mirrors the high-yield debt market of securities rated BBB or lower. Past performance is not predictive of future performance.

                           +Inception date is October 21, 1994.

                           ++ Since October 31, 1994.


6                        MERRILL LYNCH BOND FUND, INC.

                           RISK/RETURN BAR CHART FOR THE CORE BOND PORTFOLIO
                           -------------------------------------------------




                           The bar chart and table shown below provide an indication of the risks of investing in the Core Bond Portfolio. The bar chart shows changes in the Core Bond Portfolio's performance for Class B shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Core Bond Portfolio's shares for the periods shown with those of the Merrill Lynch (ML) Corporate Master Index and the Lehman Brothers Aggregate Index. How the Core Bond Portfolio performed in the past is not necessarily an indication of how the Core Bond Portfolio will perform in the future.


                                    [CHART]

                                1992      6.69%
                                1993     11.65%
                                1994     (5.78)%
                                1995     18.92%
                                1996      1.43%
                                1997      7.51%
                                1998      7.27%
                                1999     (3.30)%
                                2000      8.61%
                                2001     (6.46)%


                           During the ten year period shown in the bar chart, the highest return for a quarter was 6.75% (quarter ended June 30, 1995) and the lowest return for a quarter was -4.40% (quarter ended March 31, 1994).

                                                                              Past     Past
                            Average Annual Total Returns (as of               One      Five       Past Ten Years/
                                     December 31, 2001)                       Year     Years      Since Inception
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Core Bond Portfolio* A              2.99%      5.16%          6.10%
                           ML Corporate Master Index**                      10.70%      7.30%          7.80%
                           Lehman Brothers Aggregate Index***                8.44%      7.43%          7.23%
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Core Bond Portfolio* B              2.46%      5.22%          5.73%
                           ML Corporate Master Index**                      10.70%      7.30%          7.80%
                           Lehman Brothers Aggregate Index***                8.44%      7.43%          7.23%
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Core Bond Portfolio* C              5.40%      5.16%          6.37%+
                           ML Corporate Master Index**                      10.70%      7.30%          8.57%++
                           Lehman Brothers Aggregate Index***                8.44%      7.43%          8.25%++
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Core Bond Portfolio* D              2.83%      4.92%          6.39%+
                           ML Corporate Master Index**                      10.70%      7.30%          8.57%++
                           Lehman Brothers Aggregate Index***                8.44%      7.43%          8.25%++
                           --------------------------------------------------------------------------------------

                           *Includes all applicable fees and sales charges.

                           **This unmanaged index is comprised of all investment-grade corporate bonds rated BBB3 or higher, of all maturities. Past performance is not predictive of future performance.

                           ***This unmanaged market-weighted index is comprised of investment-grade corporate bonds (rated BBB or better), mortgages and US Treasury and Government agency issues with at least one year to maturity. Past performance is not predictive of future performance.

                           +Inception date is October 21, 1994.

                           ++Since October 31, 1994.



                         MERRILL LYNCH BOND FUND, INC.                        7

[GRAPHIC] Key Facts        RISK/RETURN BAR CHART FOR THE INTERMEDIATE TERM
                           PORTFOLIO
                           ----------------------------------------------------

                           The bar chart and table shown below provide an indication of the risks of investing in the Intermediate Term Portfolio. The bar chart shows changes in the Intermediate Term Portfolio's performance for Class A shares for each of the past ten calendar years. Sales charges are not reflected in the bar chart. If these amounts were reflected, returns would be less than those shown. The table compares the average annual total returns for each class of the Intermediate Term Portfolio's shares for the periods shown with those of the Merrill Lynch (ML) Corporate BBB 1-10 Year Index. How the Intermediate Term Portfolio performed in the past is not necessarily an indication of how the Intermediate Term Portfolio will perform in the future.


                                    [CHART]

                                1992      7.28%
                                1993     11.82%
                                1994     (3.85)%
                                1995     18.10%
                                1996      2.94%
                                1997      8.18%
                                1998      7.38%
                                1999     (0.28)%
                                2000      8.80%
                                2001      7.01%

                           During the ten year period shown in the bar chart, the highest return for a quarter was 6.53% (quarter ended June 30, 1995) and the lowest return for a quarter was -3.59% (quarter ended March 31, 1994).


                                                                              Past     Past
                            Average Annual Total Returns (as of               One      Five       Past Ten Years/
                                     December 31, 2001)                       Year     Years      Since Inception
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Intermediate Term
                           Portfolio* A                                      5.94%     5.95%         6.47%
                           ML Corporate BBB 1-10 Year Index**               10.02%     7.23%         7.49%
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Intermediate Term
                           Portfolio* B                                      5.56%     5.64%         6.03%+
                           ML Corporate BBB 1-10 Year Index**               10.02%     7.23%         7.39%++
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Intermediate Term
                           Portfolio* C                                      5.56%     5.63%         6.63%#
                           ML Corporate BBB 1-10 Year Index**               10.02%     7.23%         8.10%##
                           --------------------------------------------------------------------------------------
                           Merrill Lynch Intermediate Term
                           Portfolio* D                                      5.84%     5.85%         6.92%#
                           ML Corporate BBB 1-10 Year Index**               10.02%     7.23%         8.10%##
                           --------------------------------------------------------------------------------------


                           *Includes all applicable fees and sales charges.

                           **This unmanaged index is comprised of all investment-grade corporate bonds rated BBB maturing in from one to ten years. Past performance is not predictive of future performance.

                           +Inception date is November 13, 1992.

                           ++Since November 13, 1992.

                           #Inception date is October 21, 1994.

                           ##Since October 21, 1994.


8                        MERRILL LYNCH BOND FUND, INC.

                           FEES AND EXPENSES FOR THE HIGH INCOME PORTFOLIO
                           -----------------------------------------------

UNDERSTANDING              Each Portfolio offers four different classes of
EXPENSES                   shares; however, shares of the High Income Portfolio
                           are not available for purchase except as described
Fund investors pay         on page 28. Although your money will be invested the
various fees and           same way no matter which class of shares you buy,
expenses, either           there are differences among the fees and expenses
directly or                associated with each class. Not everyone is eligible
indirectly.Listed          to buy every class. After determining which classes
below are some of          you are eligible to buy, decide which class best
the main types of          suits your needs. Your Merrill Lynch Financial
expenses, which            Advisor can help you with this decision.
each Portfolio may
charge:                    These tables show the different fees and expenses
                           that you may pay if you buy and hold the different
Expenses paid              classes of shares of each Portfolio. Future expenses
directly by the            may be greater or less than those indicated below.
shareholder:

                          Shareholder Fees: (fees paid directly from your                         High Income Portfolio
Shareholder Fees --       investment)(a):                                          ------------------------------------------------
these include sales                                                                Class A      Class B(b)   Class C    Class D
charges which you         Maximum Sales Charge (Load) imposed on
may pay when you              purchases (as a percentage of offering price)        4.00%(c)     None            None       4.00%(c)
buy or sell shares        ---------------------------------------------------------------------------------------------------------
of a Portfolio.           Maximum Deferred Sales Charge (Load) (as a
                              percentage of original purchase price or
Expenses paid                 redemption proceeds, whichever is lower)             None(d)      4.00%(c)        1.00%(c)   None(d)
indirectly by the         ---------------------------------------------------------------------------------------------------------
shareholder:              Maximum Sales Charge (Load) imposed on
                              Dividend Reinvestments                               None         None         None          None
Annual Portfolio          ---------------------------------------------------------------------------------------------------------
Operating Expenses        Redemption Fee                                           None         None         None          None
-- expenses that          ---------------------------------------------------------------------------------------------------------
cover the costs of        Exchange Fee                                             None         None         None          None
operating a               ---------------------------------------------------------------------------------------------------------
Portfolio.                Annual Portfolio Operating Expenses: (expenses that
                            are deducted from Portfolio assets):
Management Fee -- a       ---------------------------------------------------------------------------------------------------------
fee paid to the           Management Fee(e)                                        0.42%        0.42%        0.42%         0.42%
Investment Adviser        ---------------------------------------------------------------------------------------------------------
for managing a            Distribution and/or Service (12b-1) Fees(f)              None         0.75%        0.80%         0.25%
Portfolio.                ---------------------------------------------------------------------------------------------------------
                          Other Expenses (including transfer agency fees)(g)       0.19%        0.20%        0.21%         0.19%
Distribution Fees         ---------------------------------------------------------------------------------------------------------
-- fees used to           Total Annual Portfolio Operating Expenses                0.61%        1.37%        1.43%         0.86%
support the Fund's        ---------------------------------------------------------------------------------------------------------
marketing and              (a)   In addition, Merrill Lynch may charge clients
distribution                     a processing fee (currently $5.35) when a client
efforts, such as                 buys or sells shares. See "Your Account--How to
compensating                     Buy, Sell, Transfer and Exchange Shares."
Financial Advisors         (b)   Class B shares automatically convert to Class
and other financial              D shares about ten years after you buy them and
intermediaries,                  will no longer be subject to distribution fees.
advertising and            (c)   Some investors may qualify for reductions in
promotion.                       the sales charge (load).
                           (d)   You may pay a deferred sales charge if you
Service (Account                 purchase $1 million or more and you redeem within
Maintenance) Fees                one year.
-- fees used to            (e)   The Fund pays the Investment Adviser fees at
compensate                       annual rates that decrease as the total assets of
securities dealers               the Fund's three Portfolios increase above
and other financial              certain levels. The fee rates are applied to the
intermediaries for               average daily net assets of each Portfolio, with
account maintenance              the reduced rates applicable to portions of the
activities.                      assets of each Portfolio to the extent that the
                                 aggregate of the average daily net assets of the
                                 three combined Portfolios exceeds $250 million,
                                 $500 million and $750 million (each such

                                             (footnotes continued on next page)


                         MERRILL LYNCH BOND FUND, INC.                        9

[GRAPHIC] Key Facts

                          (footnotes continued from previous page)

                               amount being a "breakpoint level"). These annual fee rates range from 0.55% to 0.40% for the High Income Portfolio and from 0.50% to 0.35% for the Core Bond and Intermediate Term Portfolios. For the fiscal year ended September 30, 2001, the Investment Adviser received a fee equal to 0.40% of the aggregate of the average daily net assets of the three combined Portfolios.

                           (f)  The Fund calls the "Service Fee" an
                                "Account Maintenance Fee." Account
                                Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.

                            (g) Financial Data Services, Inc., an affiliate
                                of the Investment Adviser, provides
                                transfer agency services to the Fund. The
                                Fund pays a fee for these services. The
                                Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser or its affiliates for such services.

                           Examples:

                           These examples are intended to help you compare the cost of investing in the High Income Portfolio with the cost of investing in other mutual funds.

                           These examples assume that you invest $10,000 in the High Income Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the High Income Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:



10                        MERRILL LYNCH BOND FUND, INC.

                           EXPENSES IF YOU DID REDEEM YOUR SHARES:



                                        1 Year    3 Years    5 Years    10 Years
                           -----------------------------------------------------
                           Class A       $460       $588       $727       $1,132
                           -----------------------------------------------------
                           Class B       $539       $634       $750       $1,646
                           -----------------------------------------------------
                           Class C       $246       $452       $782       $1,713
                           -----------------------------------------------------
                           Class D       $484       $663       $858       $1,418
                           -----------------------------------------------------




                           EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:


                                        1 Year    3 Years    5 Years    10 Years
                           -----------------------------------------------------
                           Class A       $460       $588       $727       $1,132
                           -----------------------------------------------------
                           Class B       $139       $434       $750       $1,646
                           -----------------------------------------------------
                           Class C       $146       $452       $782       $1,713
                           -----------------------------------------------------
                           Class D       $484       $663       $858       $1,418
                           -----------------------------------------------------







                         MERRILL LYNCH BOND FUND, INC.                       11

[GRAPHIC] Key Facts        FEES AND EXPENSES FOR THE CORE BOND PORTFOLIO
                           ----------------------------------------------------


      Shareholder Fees: (fees paid directly from your                     Core Bond Portfolio
      investment)(a):                                           Class A          Class B(b)     Class C         Class D
      -----------------------------------------------------------------------------------------------------------------
          Maximum Sales Charge (Load) imposed on
          purchases (as a percentage of offering price)         4.00%(c)         None           None            4.00%(c)
      -----------------------------------------------------------------------------------------------------------------
          Maximum Deferred Sales Charge (Load) (as a
          percentage of original purchase price or
          redemption proceeds, whichever is lower)              None(d)          4.00%(c)       1.00%(c)        None(d)
      -----------------------------------------------------------------------------------------------------------------
          Maximum Sales Charge (Load) imposed on
          Dividend Reinvestments                                None             None           None            None
      -----------------------------------------------------------------------------------------------------------------
          Redemption Fee                                        None             None           None            None
      -----------------------------------------------------------------------------------------------------------------
          Exchange Fee                                          None             None           None            None
      -----------------------------------------------------------------------------------------------------------------
        Annual Portfolio Operating Expenses: (expenses that
        are deducted from Portfolio assets):
      -----------------------------------------------------------------------------------------------------------------
          Management Fee(e)                                     0.37%            0.37%          0.37%           0.37%
      -----------------------------------------------------------------------------------------------------------------
          Distribution and/or Service (12b-1) Fees(f)           None             0.75%          0.80%           0.25%
      -----------------------------------------------------------------------------------------------------------------
          Other Expenses (including transfer agency fees)(g)    0.24%            0.26%          0.27%           0.24%
      -----------------------------------------------------------------------------------------------------------------
        Total Annual Portfolio Operating Expenses               0.61%            1.38%          1.44%           0.86%
      -----------------------------------------------------------------------------------------------------------------

                            (a)    In addition, Merrill Lynch may charge
                                   clients a processing fee (currently $5.35) when a client buys or sells shares. See "Your Account--How to Buy, Sell, Transfer and Exchange Shares."
                            (b) Class B shares automatically convert to Class D shares about ten years after you buy them and will no longer be subject to distribution fees.
                            (c) Some investors may qualify for reductions in the sales charge (load).
                            (d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
                            (e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $500 million and $750 million (each such amount being a "breakpoint level"). These annual fee rates range from 0.55% to 0.40% for the High Income Portfolio and from 0.50% to 0.35% for the Core Bond and Intermediate Term Portfolios. For the fiscal year ended September 30, 2001, the Investment Adviser received a fee equal to 0.40% of the aggregate of the average daily net assets of the three combined Portfolios.
                            (f)    The Fund calls the "Service Fee" an
                                   "Account Maintenance Fee." Account
                                   Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
                            (g) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser or its affiliates for such services.


12                        MERRILL LYNCH BOND FUND, INC.

                           Examples:

                           These examples are intended to help you compare the cost of investing in the Core Bond Portfolio with the cost of investing in other mutual funds.

                           These examples assume that you invest $10,000 in the Core Bond Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Core Bond Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                           EXPENSES IF YOU DID REDEEM YOUR SHARES:

                                     1 Year     3 Years     5 Years    10 Years
                           ----------------------------------------------------
                           Class A    $460       $ 588       $ 727      $ 1,132
                           ----------------------------------------------------
                           Class B    $541       $ 637       $ 755      $ 1,657
                           ----------------------------------------------------
                           Class C    $247       $ 456       $ 787      $ 1,724
                           ----------------------------------------------------
                           Class D    $484       $ 663       $ 858      $ 1,418
                           ----------------------------------------------------




                          EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                                     1 Year    3 Years      5 Years    10 Years
                           ----------------------------------------------------
                           Class A    $460       $ 588       $ 727      $ 1,132
                           ----------------------------------------------------
                           Class B    $141       $ 437       $ 755      $ 1,657
                           ----------------------------------------------------
                           Class C    $147       $ 456       $ 787      $ 1,724
                           ----------------------------------------------------
                           Class D    $484       $ 663       $ 858      $ 1,418
                           ----------------------------------------------------




                         MERRILL LYNCH BOND FUND, INC.                       13

[GRAPHIC] Key Facts        FEES AND EXPENSES FOR THE INTERMEDIATE TERM PORTFOLIO
                           -----------------------------------------------------


      Shareholder Fees: (fees paid directly from your                     Intermediate Term Portfolio
      investment)(a):                                           Class A          Class B(b)     Class C         Class D
      -----------------------------------------------------------------------------------------------------------------
          Maximum Sales Charge (Load) imposed on
          purchases (as a percentage of offering price)         1.00%(c)         None           None            1.00%(c)
      -----------------------------------------------------------------------------------------------------------------
          Maximum Deferred Sales Charge (Load) (as a
          percentage of original purchase price or
          redemption proceeds, whichever is lower)              None(d)          1.00%(c)       1.00%(c)        None(d)
      -----------------------------------------------------------------------------------------------------------------
          Maximum Sales Charge (Load) imposed on
          Dividend Reinvestments                                None             None           None            None
      -----------------------------------------------------------------------------------------------------------------
          Redemption Fee                                        None             None           None            None
      -----------------------------------------------------------------------------------------------------------------
          Exchange Fee                                          None             None           None            None
      -----------------------------------------------------------------------------------------------------------------
        Annual Portfolio Operating Expenses: (expenses that
        are deducted from Portfolio assets):
      -----------------------------------------------------------------------------------------------------------------
          Management Fee(e)                                     0.37%            0.37%          0.37%           0.37%
      -----------------------------------------------------------------------------------------------------------------
          Distribution and/or Service (12b-1) Fees(f)           None             0.50%          0.50%           0.10%
      -----------------------------------------------------------------------------------------------------------------
          Other Expenses (including transfer agency fees)(g)    0.47%            0.48%          0.49%           0.47%
      -----------------------------------------------------------------------------------------------------------------
        Total Annual Portfolio Operating Expenses               0.84%            1.35%          1.36%           0.94%
      -----------------------------------------------------------------------------------------------------------------

                            (a)    In addition, Merrill Lynch may charge
                                   clients a processing fee (currently $5.35) when a client buys or sells shares. See "Your Account--How to Buy, Sell, Transfer and Exchange Shares."
                            (b) Class B shares automatically convert to Class D shares about ten years after you buy them and will no longer be subject to distribution fees.
                            (c) Some investors may qualify for reductions in the sales charge (load).
                            (d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
                            (e) The Fund pays the Investment Adviser fees at annual rates that decrease as the total assets of the Fund's three Portfolios increase above certain levels. The fee rates are applied to the average daily net assets of each Portfolio, with the reduced rates applicable to portions of the assets of each Portfolio to the extent that the aggregate of the average daily net assets of the three combined Portfolios exceeds $250 million, $500 million and $750 million (each such amount being a "breakpoint level"). These annual fee rates range from 0.55% to 0.40% for the High Income Portfolio and from 0.50% to 0.35% for the Core Bond and Intermediate Term Portfolios. For the fiscal year ended September 30, 2001, the Investment Adviser received a fee equal to 0.40% of the aggregate of the average daily net assets of the three combined Portfolios.
                            (f)    The Fund calls the "Service Fee" an
                                   "Account Maintenance Fee." Account
                                   Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
                            (g) Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser or its affiliates for such services.


14                        MERRILL LYNCH BOND FUND, INC.

                           Examples:

                           These examples are intended to help you compare the cost of investing in the Intermediate Term Portfolio with the cost of investing in other mutual funds.

                           These examples assume that you invest $10,000 in the Intermediate Term Portfolio for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Intermediate Term Portfolio's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                           EXPENSES IF YOU DID REDEEM YOUR SHARES:

                                     1 Year    3 Years    5 Years     10 Years
                           ----------------------------------------------------
                           Class A    $185       $365       $561       $1,127
                           ----------------------------------------------------
                           Class B    $237       $428       $739       $1,624
                           ----------------------------------------------------
                           Class C    $238       $431       $745       $1,635
                           ----------------------------------------------------
                           Class D    $195       $397       $615       $1,243
                           ----------------------------------------------------


                                 EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                                     1 Year    3 Years    5 Years     10 Years
                           ----------------------------------------------------
                           Class A    $185       $365       $561       $1,127
                           ----------------------------------------------------
                           Class B    $137       $428       $739       $1,624
                           ----------------------------------------------------
                           Class C    $138       $431       $745       $1,635
                           ----------------------------------------------------
                           Class D    $195       $397       $615       $1,243
                           ----------------------------------------------------






                         MERRILL LYNCH BOND FUND, INC.                       15

[GRAPHIC]    Details About The Fund

                           HOW EACH PORTFOLIO INVESTS
                           ----------------------------------------------------

                           The main objective of each Portfolio is current income. Each Portfolio also seeks growth of capital when consistent with its primary goal of current income. Each Portfolio invests primarily in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, convertible securities, preferred stocks and government debt obligations. Under normal circumstances, each Portfolio invests more than 90% of its net assets in fixed-income securities. The Core Bond Portfolio and Intermediate Term Portfolio each may invest up to 25% of its net assets in foreign securities, while the High Income Portfolio may invest up to 30% of its net assets in foreign securities.

                           Under unusual market or economic conditions, each Portfolio may, for temporary defensive purposes, invest up to 100% of its net assets in U.S. government securities, certificates of deposit, bankers' acceptances, commercial paper rated in the highest rating category by a recognized rating service, cash or other high quality fixed-income securities that are consistent with the Portfolio's objectives. The yield on such securities may be lower than the yield on lower-rated fixed-income securities. Temporary defensive positions may limit the potential for an increase in the value of your Portfolio's shares or for a Portfolio to achieve its investment objective.

                           Other Strategies

                           Although not among its principal strategies, each
                           Portfolio may use derivatives, including indexed
                           and inverse securities, options, futures, options
                           on futures and swaps, for hedging purposes, as
                           well as to increase the return on its portfolio
                           investments. Derivatives are financial instruments
                           whose value is derived from another security or an
                           index such as the Lehman Brothers Aggregate Index.
                           Although not among its principal strategies, each
                           Portfolio may also lend its portfolio securities,
                           invest in repurchase agreements, when issued and
                           delayed delivery securities, make forward
                           commitments, and (in the case of the High Income
                           Portfolio) enter into standby commitment
                           agreements. Each Portfolio may also invest up to
                           15% of its assets in illiquid securities.
Illiquid Securities --
securities that cannot
be resold within seven
days under normal
circumstances at current
value or that have
contractual or legal       HIGH INCOME PORTFOLIO
restrictions on resale.    ----------------------------------------------------

                           The High Income Portfolio invests at least 80% of its net assets in fixed-income securities that are rated Baa or lower by Moody's or BBB or lower by S&P or Fitch, or are unrated securities that Portfolio management believes are of comparable quality.


16                        MERRILL LYNCH BOND FUND, INC.

Distressed                 Securities rated below Baa or BBB are commonly known
Securities --              as "junk bonds." The High Income Portfolio may
securities that are        invest up to 100% of its assets in junk bonds,
subject to                 including up to 10% of its net assets in distressed
bankruptcy                 securities. The High Income Portfolio may invest in
proceedings or are         junk bonds of any maturity. Junk bonds generally are
in default or at           less liquid and experience more price volatility
imminent risk of           than higher rated fixed-income securities. Issuers
being in default.          of junk bonds frequently have large amounts of
                           outstanding debt relative to their assets and their
Liquid -- the ease         outstanding equity, which means that issuers of junk
with which a               bonds generally have more difficulty making payments
security can be            in the event of adverse business circumstances than
traded. Securities         issuers of more highly rated fixed-income
that are less              securities. Junk bonds may be unsecured and
liquid have fewer          subordinated to an issuer's other debt, which means
potential buyers           that in the event the issuer defaults claims of
and, as a                  other creditors may receive priority over the claims
consequence,               of holders of junk bonds. In such circumstances,
greater volatility.        there may be few or no assets available to repay
                           holders of junk bonds. The High Income Portfolio may
Volatility -- the          suffer a significant loss of expected future income
frequency and              or a significant loss of principal if its holdings
amount of changes          default.
in a security's
market value.              The High Income Portfolio may invest up to 30% of
                           its net assets in fixed-income securities of issuers
Yield -- a fixed           outside the United States. Portfolio management
income security's          anticipates that the High Income Portfolio's
annualized income          investments in foreign issuers will primarily be in
stream divided by          issuers in Canada, Australia and the developed
the security's             markets of Europe, although the High Income
current price,             Portfolio may also invest in issuers in emerging
which represents           markets.
the security's
current expected           Other Strategies
rate of return.
                           Although not among its principal strategies, the
ABOUT THE PORTFOLIO        High Income Portfolio may invest in higher rated
MANAGERS OF THE            fixed-income securities if the risk of loss of
HIGH INCOME                income and principal to the Portfolio may be
PORTFOLIO                  substantially reduced with only a small decrease in
                           yield. The High Income Portfolio may also invest up
Vincent T. Lathbury        to 15% of its net assets in secondary market
is a Senior Vice           purchases of corporate loans. While the High Income
President and the          Portfolio does not intend to invest in common stocks
co-portfolio               or other equity securities, other than preferred
manager of the High        stocks, it may acquire such securities in unit
Income Portfolio.          offerings with fixed-income securities or in
Mr. Lathbury has           connection with a conversion or exchange of
been a First Vice          fixed-income securities.
President of
Merrill Lynch
Investment Managers
since 1997, was a
Vice President from
1982 to 1997, and
has been a
portfolio manager
since 1976. Mr.
Lathbury has been
primarily
responsible for the
management of the
High Income
Portfolio since
1982.

B. Daniel Evans has
been a co-portfolio
manager of the High
Income Portfolio
since December
2001. Mr. Evans has
been a Director of
Merrill Lynch
Investment Managers
since 2000 and was
a Vice President
from 1995 to 2000.
He has been a
portfolio manager
since 2001.

ABOUT THE
INVESTMENT ADVISER

The Fund is managed
by Fund Asset
Management.



                         MERRILL LYNCH BOND FUND, INC.                       17

[GRAPHIC] Details About the Fund

                           CORE BOND AND INTERMEDIATE TERM PORTFOLIOS
                           ----------------------------------------------------

ABOUT THE PORTFOLIO        The Core Bond and Intermediate Term Portfolios
MANAGERS OF THE            invest primarily in investment grade fixed-income
CORE BOND AND              securities. The fixed-income securities in which the
INTERMEDIATE TERM          Core Bond Portfolio and Intermediate Term Portfolio
PORTFOLIOS                 invest consist of:

Christopher G.                 o U.S. government debt securities
Ayoub is a Senior              o Corporate debt securities issued by U.S. and
Vice President and               foreign companies
the co-portfolio               o Asset-backed securities
manager of the Core            o Mortgage-backed securities
Bond Portfolio and             o Preferred stock issued by U.S. and foreign
Intermediate Term                companies
Portfolio. Mr.                 o Corporate debt securities and preferred stock
Ayoub has been a                 convertible into common stock
Managing Director              o Foreign sovereign debt instruments
of Merrill Lynch               o Money market securities
Investment Managers
since 1997, was a          The Core Bond Portfolio invests at least 80% of its
Vice President from        net assets in fixed-income securities that are rated
1985 to 1997, and          in the four highest rating categories by at least
has been a                 one of the recognized rating services (Baa or better
portfolio manager          by Moody's or BBB or better by S&P or Fitch). The
since 1984.                Intermediate Term Portfolio invests at least 80% of
                           its net assets in fixed-income securities that are
James J. Pagano has        rated in the four highest rating categories by at
been a co-portfolio        least one of the recognized rating services.
manager of the Core        Securities with credit quality in any of the four
Bond Portfolio and         highest rating categories are known as "investment
Intermediate Term          grade" securities.
Portfolio since
January 2002. Mr.          The Core Bond and Intermediate Term Portfolios each
Pagano has been a          may invest up to 25% of its net assets in
Vice President of          fixed-income securities of issuers outside the
Merrill Lynch              United States. The Core Bond and Intermediate Term
Investment Managers        Portfolios' management anticipates that the Core
since 1997. He has         Bond and Intermediate Term Portfolios' investments
been a portfolio           in foreign securities will primarily be in issuers
manager since 2001.        in Canada, the developed countries of Europe,
                           Australia, New Zealand, and certain Caribbean countries, although the Core Bond and Intermediate
                           Term Portfolios may also invest in issuers elsewhere, including high credit-quality sovereign and corporate issuers in emerging markets.

                           The Core Bond and Intermediate Term Portfolios each may invest in various types of mortgage-backed securities. Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. Mortgage-backed securities frequently react differently to changes in interest rates than other fixed-income securities.


18                        MERRILL LYNCH BOND FUND, INC.

                           The Core Bond Portfolio may invest in fixed-income securities of any maturity, while the Intermediate Term Portfolio anticipates maintaining an average remaining Portfolio maturity of three to ten years, depending on market conditions. Because the securities held by the Intermediate Term Portfolio may on average have shorter maturities, changes in interest rates should affect the net asset value of the Intermediate Term Portfolio less than the Core Bond Portfolio, although rising interest rates may nevertheless cause the value of the Intermediate Term Portfolio's investments to decline. However, because its securities may on average have shorter maturities, the Intermediate Term Portfolio may offer a lower yield than the Core Bond Portfolio.

                           Fixed-income securities frequently have redemption features that permit an issuer to repurchase the security from the Core Bond and Intermediate Term Portfolios at certain times prior to maturity at a specified price, which is generally the amount due at maturity. In many cases, when interest rates go down, issuers redeem fixed-income securities that allow for redemption. When an issuer redeems fixed-income securities, the Fund may receive less than the market value of the securities prior to redemption. In addition, the Core Bond and Intermediate Term Portfolios may have to invest the proceeds in new fixed-income securities with lower yields and therefore lose expected future income.

                           Other Strategies

                           Although not among their principal strategies, the Core Bond and Intermediate Term Portfolios each may invest up to 10% of its net assets in fixed-income securities that are rated below investment grade by Moody's, S&P and Fitch or unrated securities of equivalent credit quality.

                           INVESTMENT RISKS
                           ----------------------------------------------------

                           This section contains a summary discussion of the general risks of investing in the Portfolios. As with any mutual fund, there can be no guarantee that any Portfolio will meet its goals or that any Portfolio's performance will be positive for any period of time.

                           Each Portfolio's principal risks are bond market and selection risk, interest rate risk, credit risk, foreign securities risk and mortgage-backed and asset-


                         MERRILL LYNCH BOND FUND, INC.                       19

[GRAPHIC] Details About the Fund


                           backed securities risk. In addition, a principal risk of the High Income Portfolio is junk bond risk.

                           Bond Market and Selection Risk -- Bond market risk is the risk that the bond market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

                           Interest Rate Risk -- Interest rate risk is the risk that prices of fixed-income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. To the extent the High Income Portfolio or the Core Bond Portfolio invests a substantial portion of its assets in fixed-income securities with long-term maturities, rising interest rates may cause the value of the Portfolio's investments to decline significantly.

                           Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

                           Foreign Securities -- Since each Portfolio may invest in foreign securities, the Portfolios offer the potential for more diversification than funds that invest only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Portfolio will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

                            o The economies of certain foreign markets
                              often do not compare favorably with that of the United States in areas such as growth of gross national product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.



20                        MERRILL LYNCH BOND FUND, INC.

                            o Investments in foreign markets may be
                              adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes.

                            o The governments of certain countries may
                              prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Portfolio's ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect a Portfolio's operations.

                            o Other foreign market risks include foreign
                              exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

                            o Because there are fewer investors in
                              foreign markets and a smaller number of
                              securities traded each day, it may be
                              difficult for a Portfolio to buy and sell securities on those markets.

                            o Non-U.S. markets have different clearance
                              and settlement procedures, and in certain markets settlements may be unable to keep pace with the volume of securities transactions which may cause delays. This means that a Portfolio's assets may be uninvested and not earning returns. A Portfolio may miss investment opportunities or be unable to dispose of a security because of these delays.

                           Mortgage-Backed and Asset-Backed Securities -- Mortgage-backed and asset-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their loans earlier than scheduled. When this happens, certain types of mortgage-backed and asset-backed securities will be paid off more quickly than originally anticipated and a Portfolio will have to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed


                         MERRILL LYNCH BOND FUND, INC.                       21

[GRAPHIC] Details About the Fund


                           and asset-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

                           Because of prepayment risk and extension risk, mortgage-backed and asset-backed securities react differently to changes in interest rates than other fixed-income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed and asset-backed securities.

                           Junk Bonds -- Although junk bonds generally pay higher rates of interest than investment grade bonds, there is a greater risk of loss of income or principal. Junk bonds are high-risk investments that may cause losses in a Portfolio. The major risks in junk bond investments include:

                            o Junk bonds may be issued by less
                              creditworthy companies. Issuers of junk
                              bonds may have a larger amount of
                              outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer's industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

                            o Junk bonds frequently have redemption
                              features that permit an issuer to
                              repurchase the security from a Portfolio before it matures. If the issuer redeems junk bonds, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income.

                            o Junk bonds may be less liquid than higher
                              rated fixed income securities, even under normal economic conditions.

                              There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Portfolio's


22                        MERRILL LYNCH BOND FUND, INC.

                              securities than in the case with securities trading in a more liquid market.


                            o A Portfolio may incur expenses to the
                              extent necessary to seek recovery upon
                              default or to negotiate new terms with a defaulting issuer.

                           Each Portfolio also may be subject to the following additional risks, except as noted below:

                           Distressed Securities -- The High Income Portfolio may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the High Income Portfolio will invest in distressed securities when Portfolio management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Portfolio will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The High Income Portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange may be subject to restrictions or resale.

                           Corporate Loans -- Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates or the prime rates of U.S. banks or the London Interbank Offered Rate ("LIBOR"). As a result, the value of corporate loan investments generally is less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the High Income Portfolio may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate." The syndicate agent arranges the corporate loans and holds collateral and accepts payments of principal and interest. By investing in a corporate loan, the Portfolio becomes a member of the syndicate. If the agent developed financial problems, the Portfolio may not recover its investment.



                         MERRILL LYNCH BOND FUND, INC.                        23

[GRAPHIC] Details About the Fund


                           The corporate loans in which the High Income
                           Portfolio invests can be expected to provide higher yields than bonds and notes that have investment grade ratings, but may be subject to greater risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans, and when there is collateral, the value of the collateral may not completely cover the borrower's obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Portfolio's rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive any interest during the delay.

                           Illiquid Investments -- Each Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If a Portfolio buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

                           Sovereign Debt -- Each Portfolio may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt subject a Portfolio to the risk that a government entity may delay or refuse to pay interest or repayment of principal on its sovereign debt. Some of these reasons may include: cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of its debt position to its economy or its failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay, or for further loans. There is no legal process for collecting sovereign debts that a government does not pay.

                           European Economic and Monetary Union (EMU) -- Certain European countries have entered into EMU in an effort to, among other things, reduce trade barriers between countries, increase competition among companies, reduce government subsidiaries in certain industries and reduce or eliminate currency fluctuations among these countries. EMU established a single common European currency (the "euro") that was introduced on January 1, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) have been redenominated in the euro and are listed, trade and make dividend and other payments only in euros. Although EMU


24                        MERRILL LYNCH BOND FUND, INC.

                           is generally expected to have a beneficial effect, it could negatively affect a Portfolio in a number of situations, including as follows:

                            o If the transition to euro, or EMU as a
                              whole, does not proceed as planned a
                              Portfolio's investments could be adversely affected. For example, sharp currency fluctuations, exchange rate volatility and other disruptions of the markets could occur.

                            o Withdrawal from EMU by a participating
                              country could also have a negative effect on a Portfolio's investments, for example if securities redenominated in euros are transferred back into that country's national currency.

                           Securities Lending -- Each Portfolio may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the loaned securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

                           Borrowing and Leverage Risk -- Each Portfolio may borrow for temporary emergency purposes, including meeting redemptions. Borrowing may exaggerate changes in the net asset value of a Portfolio's shares and in the yield on a Portfolio's holdings. Borrowing will cost a Portfolio interest expense and other fees. The cost of borrowing may reduce a Portfolio's return. Certain securities that a Portfolio buys may create leverage including, for example, when-issued securities, forward commitments and options.

                           Derivatives -- Each Portfolio may invest in derivatives, including indexed and inverse securities, options, futures, options on futures and swaps. Derivatives allow a Portfolio to increase or decrease its risk exposure and potential for gain or loss more quickly and efficiently than other types of instruments.

                           Derivatives are volatile and involve significant risks, including:

                            o Credit risk -- the risk that the
                              counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Portfolio.


                         MERRILL LYNCH BOND FUND, INC.                        25

[GRAPHIC] Details About the Fund


                            o Leverage risk -- the risk associated with
                              certain types of investments or trading
                              strategies that relatively small market
                              movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

                            o Liquidity risk -- the risk that certain
                              securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

                           Hedging -- Each Portfolio may also use derivatives for hedging purposes including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains if the market moves in a different manner than anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Portfolio's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. None of the Portfolios is required to use hedging and each may choose not to do so.

                           Indexed and Inverse Securities -- Each Portfolio may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. Each Portfolio may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject a Portfolio to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Portfolio's investment. Indexed securities and inverse floaters are derivative securities and can be considered speculative. Indexed and inverse securities involve credit risk and certain indexed and inverse securities may involve leverage risk and liquidity risk.



26                        MERRILL LYNCH BOND FUND, INC.

                           STATEMENT OF ADDITIONAL INFORMATION
                           ----------------------------------------------------




                           If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.








                         MERRILL LYNCH BOND FUND, INC.                        27

[GRAPHIC] Your Account

                           MERRILL LYNCH SELECT PRICING(SM) SYSTEM
                           ----------------------------------------------------

                           Each Portfolio offers four share classes, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents the same ownership interest in the portfolio investments of the particular Portfolio. When you choose your class of shares, you should consider the size of your investment and how long you plan to hold your shares. Your Merrill Lynch Financial Advisor can help you determine which share class is best suited to your personal financial goals.

                           For example, if you select Class A or Class D shares of a Portfolio, you generally pay a sales charge at the time of purchase. If you buy Class D shares, you also pay an ongoing account maintenance fee of 0.25% for the High Income Portfolio and Core Bond Portfolio, and an account maintenance fee of 0.10% for the Intermediate Term Portfolio. You may be eligible for a sales charge reduction or waiver.

                           Certain financial intermediaries may charge additional fees in connection with transactions in Portfolio shares. The Investment Adviser, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Portfolio shares or for shareholder servicing activities.

                           If you select Class B or Class C shares of a Portfolio, you will invest the full amount of your purchase price, but you will be subject to an account maintenance fee of 0.25% on an ongoing basis. In addition, if you select Class B or Class C shares of the High Income Portfolio or Core Bond Portfolio, you will be subject to a distribution fee of 0.50% for Class B shares and 0.55% for Class C shares. If you select Class B and Class C shares of the Intermediate Term Portfolio, you will be subject to a distribution fee of 0.25%. Because these fees are paid out of each Portfolio's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

                           Class C shares of the Intermediate Term Portfolio are offered only through the exchange privilege and may only be purchased through exchange of the Class C shares of another Portfolio or another fund using the Merrill Lynch Select Pricing(SM) System.

                           Each Portfolio's shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch.


28                        MERRILL LYNCH BOND FUND, INC.

The table below summarizes key features of the Merrill Lynch Select Pricing(SM) System.


                           Class A                         Class B                   Class C                    Class D
-----------------------------------------------------------------------------------------------------------------------------------
Availability               Limited to certain              Generally available       Generally available        Generally available
                           investors including:            through Merrill Lynch.    through Merrill Lynch.     through Merrill
                           o  Current Class A              Limited availability      Limited availability       Lynch. Limited
                              shareholders                 through selected          through selected           availability through
                                                           securities dealers and    securities dealers and     selected securities
                           o   Certain Retirement Plans    other financial           other financial            dealers and other
                                                           intermediaries.           intermediaries. Shares     financial
                           o   Participants in certain                               of the Intermediate        intermediaries.
                               Merrill Lynch- sponsored                              Term Portfolio are
                               programs                                              available only through
                                                                                     the Exchange Privilege.
                               Certain affiliates of
                               Merrill Lynch, selected
                               securities dealers and
                               other financial
                               intermediaries.
-----------------------------------------------------------------------------------------------------------------------------------
Initial Sales Charge?      Yes. Payable at time of         No. Entire purchase       No. Entire purchase        Yes. Payable at
                           purchase. Lower sales           price is invested in      price is invested in       time of purchase.
                           charges available for           shares of the Fund.       shares of the Fund.        Lower sales charges
                           larger investments.                                                                  available for
                                                                                                                larger investments.
-----------------------------------------------------------------------------------------------------------------------------------
Deferred Sales Charge?     No. (May be charged for         Yes. Payable if you       Yes. Payable if you        No. (May be charged
                           purchases over $1 million       redeem within four years  redeem within one year     for purchases over
                           that are redeemed within        of purchase for the High  of purchase.               $1 million that are
                           one year.)                      Income Portfolio and the                             redeemed within one
                                                           Core Bond Portfolio or                               year.)
                                                           within one year of
                                                           purchase for the
                                                           Intermediate Term
                                                           Portfolio.
-----------------------------------------------------------------------------------------------------------------------------------
Account Maintenance and    No.                             0.25% Account             0.25% Account              0.25% Account
Distribution Fees?                                         Maintenance Fee. 0.50%    Maintenance Fee. 0.55%     Maintenance Fee for
                                                           Distribution Fee for the  Distribution Fee for       the High Income
                                                           High Income Portfolio     the High Income            Portfolio and Core
                                                           and Core Bond Portfolio,  Portfolio and Core Bond    Bond Portfolio,
                                                           and a 0.25% Distribution  Portfolio, and a 0.25%     and a 0.10% Account
                                                           Fee for the Intermediate  Distribution Fee for       Maintenance Fee for
                                                           Term Portfolio.           the Intermediate Term      the Intermediate
                                                                                     Portfolio.                 Term Portfolio. No
                                                                                                                Distribution Fee.
-----------------------------------------------------------------------------------------------------------------------------------
Conversion to Class D      No.                             Yes, automatically after  No.                        N/A
shares?                                                    approximately ten years.
-----------------------------------------------------------------------------------------------------------------------------------




                         MERRILL LYNCH BOND FUND, INC.                       29

[GRAPHIC] Your Account

                           Class A and Class D Shares-- Initial Sales Charge Options

                           If you select Class A or Class D shares, you will pay a sales charge at the time of purchase as shown in the following table.

                            High Income Portfolio and Core Bond Portfolio

                                                                                          Dealer
                                                                                       Compensation
                                                     As a % of       As a % of Your     as a % of
                           Your Investment         Offering Price     Investment*     Offering Price
                           -------------------------------------------------------------------------
                           Less than $25,000            4.00%           4.17%              3.75%
                           -------------------------------------------------------------------------
                           $25,000 but less
                           than $50,000                 3.75%           3.90%              3.50%
                           -------------------------------------------------------------------------
                           $50,000 but less
                           than $100,000                3.25%           3.36%              3.00%
                           -------------------------------------------------------------------------
                           $100,000 but less
                           than $250,000                2.50%           2.56%              2.25%
                           -------------------------------------------------------------------------
                           $250,000 but less
                           than $1,000,000              1.50%           1.52%              1.25%
                           -------------------------------------------------------------------------
                           $1,000,000 and over**        0.00%           0.00%              0.00%
                           -------------------------------------------------------------------------

                                         Intermediate Term Portfolio


                                                                                          Dealer
                                                                                       Compensation
                                                     As a % of       As a % of Your     as a % of
                           Your Investment         Offering Price     Investment*     Offering Price
                           -------------------------------------------------------------------------
                           Less than $100,000           1.00%           1.01%               0.95%
                           -------------------------------------------------------------------------
                           $100,000 but less
                           than $250,000                0.75%           0.76%               0.70%
                           -------------------------------------------------------------------------
                           $250,000 but less
                           than $500,000                0.50%           0.50%               0.45%
                           -------------------------------------------------------------------------
                           $500,000 but less
                           than $1,000,000              0.30%           0.30%               0.27%
                           -------------------------------------------------------------------------
                           $1,000,000 and over**        0.00%           0.00%               0.00%
                           -------------------------------------------------------------------------

                            *  Rounded to the nearest one-hundredth percent.

                            ** If you invest $1,000,000 or more in Class A
                               or Class D shares, you may not pay an
                               initial sales charge. In that case, the
                               Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% (for the High Income Portfolio and Core Bond Portfolio) or 0.20% (for the Intermediate Term Portfolio) of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer-sponsored retirement or savings plans.



30                        MERRILL LYNCH BOND FUND, INC.

Right of                   No initial sales charge applies to Class A or Class
Accumulation --            D shares that you buy through reinvestment of
permits you to pay         dividends.
the sales charge
that would apply to        A reduced or waived sales charge on a purchase of
the cost or value          Class A or Class D shares may apply for:
(whichever is
higher) of all                 o Purchases under a Right of Accumulation or
shares you own in                Letter of Intent
the Merrill Lynch              o Merrill Lynch Blueprint(SM) Program
mutual funds that                                 participants
offer Select                   o TMA(SM) Managed Trusts
Pricing(SM) options.           o Certain Merrill Lynch investment or central
asset accounts                 o Certain employer-sponsored retirement or
                                 savings plans
Letter of Intent --            o Purchases using proceeds from the sale of
permits you to pay               certain Merrill Lynch closed-end funds under
the sales charge                 certain circumstances
that would be                  o Certain investors, including directors or
applicable if you                trustees of Merrill Lynch mutual funds and
add up all shares                Merrill Lynch employees
of Merrill Lynch               o Certain fee-based programs of Merrill Lynch
Select Pricing(SM)               and other financial intermediaries that have
System funds that                agreements with the Distributor or its
you agree to buy                 affiliates
within a 13-month
period. Certain            Only certain investors are eligible to buy Class A
restrictions apply.        shares. Your Merrill Lynch Financial Advisor can help
                           you determine whether you are eligible to buy Class A shares or to participate in any of these programs.

                           If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class A and Class D shares, you should buy Class A since Class D shares are subject to a 0.25% account maintenance fee, while Class A shares are not.

                           If you redeem Class A or Class D shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Fund's Transfer Agent at 1-800-MER-FUND.



                          MERRILL LYNCH BOND FUND, INC.                       31

[GRAPHIC] Your Account


                           Class B and Class C Shares-- Deferred Sales Charge Options

                           If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years (or within one year for the Intermediate Term Portfolio) or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay account maintenance fees of 0.25% (or 0.10% for Class D shares of the Intermediate Term Portfolio) and distribution fees each year under distribution plans that the Fund has adopted under Rule 12b-1. If you invest in the High Income Portfolio or Core Bond Portfolio, you will pay distribution fees for your Class B and C shares in the amount of 0.50% or 0.55%, respectively, of your investment each year. Distribution fees for Class B and Class C shares of the Intermediate Term Portfolio are 0.25% each year. Because these fees are paid out of each Portfolio's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Portfolio shares.

                           Class B Shares

                           If you redeem Class B shares within four years (or within one year for the Intermediate Term Portfolio) after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedules:



32                         MERRILL LYNCH BOND FUND, INC.

                            High Income Portfolio and Core Bond Portfolio

                           Years Since Purchase    Sales Charge*
                           -------------------------------------
                           0 - 1                        4.00%
                           -------------------------------------
                           1 - 2                        3.00%
                           -------------------------------------
                           2 - 3                        2.00%
                           -------------------------------------
                           3 - 4                        1.00%
                           -------------------------------------
                           4 and thereafter             0.00%
                           -------------------------------------



                                Intermediate Term Portfolio


                           Years Since Purchase    Sales Charge*
                           -------------------------------------
                           0 - 1                        1.00%
                           -------------------------------------
                           1 and thereafter             0.00%


                            * The percentage charge will apply to the
                              lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends or distributions are not subject to a deferred sales charge. Not all Merrill Lynch funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

                           The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

                            o Certain post-retirement withdrawals from an
                              IRA or other retirement plan if you are
                              over 59-1/2 years old


                            o Redemption by certain eligible 401(a) and
                              401(k) plans, certain related accounts and group plans participating in the Merrill Lynch Blueprint(SM) Program and certain retirement plan rollovers


                            o Redemption in connection with participation
                              in certain fee-based programs of Merrill
                              Lynch or other financial intermediaries
                              that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Portfolio shares are held


                            o Withdrawals resulting from shareholder
                              death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate


                         MERRILL LYNCH BOND FUND, INC.                        33

[GRAHIC] Your Account


                            o Withdrawal through the Merrill Lynch
                              Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established


                           Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B to Class D shares is not a taxable event for federal income tax purposes. Consult your tax adviser regarding the state and local tax consequences.

                           Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed-income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Portfolio's ten year conversion schedule will apply. If you exchange your Class B shares in a Portfolio for Class B shares of another fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold both the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

                           Class C Shares

                           If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends or distributions. The deferred sales charge applicable to Class C shares may be reduced or waived in connection with participation in involuntary termination of an account in which Portfolio shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

                           Class C shares do not offer a conversion privilege.

34                        MERRILL LYNCH BOND FUND, INC.

                           HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
                           ----------------------------------------------------

                           The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through Merrill Lynch, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-MER-FUND. Because the selection of a mutual fund involves many considerations, your Merrill Lynch Financial Advisor may help you with this decision.

                           Because of the high costs of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. The involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.



                         MERRILL LYNCH BOND FUND, INC.                        35

[GRAPHIC] Your Account

If You Want to      Your Choices                      Information Important for You to Know
-----------------------------------------------------------------------------------------------------------------------------------
Buy Shares          First, select the share class     Refer to the Merrill Lynch Select Pricing(SM) System table on page
                    appropriate for you               29. Be sure to read this prospectus carefully.
                    ----------------------------------------------------------------------------------------------------------------
                    Next, determine the               The minimum initial investment for a Portfolio is $1,000 for all
                    amount of your investment         accounts except:
                                                      o $500 for Employee Access(SM) Accounts
                                                      o $250 for certain Merrill Lynch fee-based programs
                                                      o $100 for Merrill Lynch Blueprint(SM) Program
                                                      o $100 for retirement plans

                                                      (The minimums for initial investments may be waived under
                                                      certain circumstances.)
                    ----------------------------------------------------------------------------------------------------------------
                    Have your Merrill Lynch           The price of your shares is based on the next calculation of net
                    Financial Advisor, selected       asset value after your order is placed. Any purchase orders placed
                    securities dealer or other        by the close of business on the New York Stock Exchange
                    financial intermediary            (generally 4:00 pm Eastern time) will be priced at the net asset
                    submit your purchase order        value determined that day. Certain financial intermediaries, however, may require submission of orders prior to that time.
                                                      Purchase orders placed after that time will be priced at the net asset value determined on the next business day. Each Portfolio may reject any order to buy shares and may suspend the sale of shares at any time. Selected securities dealers or other financial intermediaries, including Merrill Lynch, may charge a processing fee to confirm a purchase. Merrill Lynch currently charges a fee of $5.35.
                    ----------------------------------------------------------------------------------------------------------------
                    Or contact the Transfer           To purchase shares directly, call the Transfer Agent at 1-800-MER-
                    Agent                             FUND and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this Prospectus.
-----------------------------------------------------------------------------------------------------------------------------------
Add to Your         Purchase additional shares        The minimum investment for additional purchases is generally
Investment                                            $50 for all accounts except that retirement plans have a minimum additional purchase of $1 and certain programs, such as automatic investment plans, may have higher minimums. (The minimums for additional purchases may be waived under certain circumstances.)
                    ----------------------------------------------------------------------------------------------------------------
                    Acquire additional shares         All dividends and capital gains distributions are automatically
                    through the automatic             reinvested without a sales charge.
                    dividend reinvestment plan
                    ----------------------------------------------------------------------------------------------------------------
                    Participate in the automatic      You may invest a specific amount on a periodic basis through
                    investment plan                   certain Merrill Lynch investment or central asset accounts.
------------------------------------------------------------------------------------------------------------------------------------



36                                 MERRILL LYNCH BOND FUND, INC.


If You Want to      Your Choices                      Information Important for You to Know
-----------------------------------------------------------------------------------------------------------------------------------
Transfer Shares to  Transfer to a participating       You may transfer your shares of a Portfolio only to another
Another Securities  securities dealer or other        securities dealer that has entered into an agreement with the
Dealer or Other     financial intermediary            Distributor. Certain shareholder services may not be available for
Financial                                             the transferred shares. You may only purchase additional shares
Intermediary                                          of funds previously owned before the transfer. All future trading of these assets must be coordinated by the receiving firm.
                    ----------------------------------------------------------------------------------------------------------------
                    Transfer to a non-                You must either:
                    participating securities          o Transfer your shares to an account with the Transfer Agent; or
                    dealer or other financial         o Sell your shares, paying any applicable deferred sales charges.
                    intermediary
------------------------------------------------------------------------------------------------------------------------------------
Sell Your Shares    Have your Merrill Lynch           The price of your shares is based on the next calculation of net
                    Financial Advisor,                asset value after your order is placed. For your redemption
                    selected securities dealer or     request to be priced at the net asset value on the day of your
                    other financial intermediary      request, you must submit your request to your dealer or other
                    submit your sales order           financial intermediary prior to that day's close of business on the
                                                      New York Stock Exchange (generally 4:00 p.m. Eastern time). Certain financial intermediaries, however, may require submission of orders prior to that time.
                                                      Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.

                                                      Securities dealers or other financial intermediaries, including Merrill Lynch, may charge a fee to process a redemption of shares. Merrill Lynch currently charges a fee of $5.35. No processing fee is charged if you redeem shares directly through the Transfer Agent.

                                                      The Fund may reject an order to sell shares under certain circumstances.
------------------------------------------------------------------------------------------------------------------------------------



                                MERRILL LYNCH BOND FUND, INC.                                                                    37


[GRAPHIC] Your Account

If You Want to      Your Choices                      Information Important for You to Know
-----------------------------------------------------------------------------------------------------------------------------------
Sell Your Shares    Sell through the Transfer         You may sell shares held at the Transfer Agent by writing to the
(continued)         Agent                             Transfer Agent at the address on the inside back cover of this prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required, but may be waived in certain limited circumstances. You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request.
                                                      If you make a redemption request before the Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your proceeds. This delay will usually not exceed ten days.

                                                      You may also sell shares held at the Transfer Agent by telephone request if the amount being sold is less than $50,000 and if certain other conditions are met. Contact the Transfer Agent at 1-800-MER-FUND for details.
-----------------------------------------------------------------------------------------------------------------------------------
Sell Shares         Participate in the Fund's         You can choose to receive systematic payments from your Fund
Systematically      Systematic Withdrawal Plan        account either by check or through direct deposit to your bank account on a monthly or quarterly basis. If you hold your Fund shares in a
                                                      Merrill Lynch CMA(R), CBA(R) or Retirement Account you can arrange for systematic redemptions of a fixed dollar amount on a monthly, bi-monthly, quarterly, semi-annual or annual basis, subject to certain conditions. Under either method you must have dividends and other distributions automatically reinvested. For Class B and Class C shares, your total annual withdrawals cannot be more than 10% per year of the value of your shares at the time your plan is established. The deferred sales charge is waived for systematic redemptions. Ask your Merrill Lynch Financial Advisor or other financial intermediary for details.
-----------------------------------------------------------------------------------------------------------------------------------



38                                 MERRILL LYNCH BOND FUND, INC.


If You Want to      Your Choices                      Information Important for You to Know
-----------------------------------------------------------------------------------------------------------------------------------
Exchange Your       Select the fund into which        You can exchange your shares of a Portfolio for shares of many
Shares              you want to exchange. Be          other Merrill Lynch mutual funds. You must have held the shares
                    sure to read that fund's          used in the exchange for at least 15 calendar days before you
                    prospectus                        can exchange to another fund.

                                                      Each class of Portfolio shares is generally exchangeable for shares of the same class of another fund. If you own Class A shares and wish to exchange into a fund in which you have no Class A shares (and are not eligible to buy
                                                      Class A shares), you will exchange into Class D shares.

                                                      Some of the Merrill Lynch mutual funds impose a different initial or deferred sales charge schedule. If you exchange Class A or Class D shares for shares of a fund with a higher initial sales charge than you originally paid, you will be charged the difference at the time of exchange. If you exchange Class B shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will apply. The time you hold Class B or Class C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. If you exchange Class A or Class D shares for money market fund shares, you will receive Class A shares of Summit Cash
                                                      Reserves Fund. Class B or Class C shares of a Portfolio will be exchanged for
                                                      Class B shares of Summit.

                                                      To exercise the exchange privilege contact your Merrill Lynch Financial
                                                      Advisor or other financial intermediary or call the Transfer Agent at
                                                      1-800-MER-FUND.

                                                      Although there is currently no limit on the number of exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.
-----------------------------------------------------------------------------------------------------------------------------------

Short term or excessive trading into and out of a Portfolio may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, a Portfolio may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Merrill Lynch funds, and accounts under common ownership or control.



                                MERRILL LYNCH BOND FUND, INC.                                                                    40

[GRAPHIC] Your Account

                           HOW SHARES ARE PRICED
                           ----------------------------------------------------

Net Asset Value -- the     When you buy shares, you pay the net asset value,
market value of a          plus any applicable sales charge. This is the
Portfolio's total          offering price. Shares are also redeemed at their
assets after               net asset value, minus any applicable deferred
deducting liabilities,     sales charge. Each Portfolio calculates its net
divided by the number      asset value (generally by using market quotations)
of shares outstanding.     each day the New York Stock Exchange is open as of
                           the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by a Portfolio may trade on weekends or other days when a Portfolio does not price its shares. As a result, a Portfolio's net asset value may change on days when you will not be able to purchase or redeem the Portfolio's shares.

                           The Fund may accept orders from certain authorized financial intermediaries or their designees. The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

                           Generally, Class A shares will have the highest net asset value because that class has the lowest expenses, and Class D shares will have a higher net asset value than Class B or Class C shares. Also dividends paid on Class A and Class D shares will generally be higher than dividends paid on Class B and Class C shares because Class A and Class D shares have lower expenses.


                           PARTICIPATION IN FEE-BASED PROGRAMS
                           ----------------------------------------------------

                           If you participate in certain fee-based programs offered by Merrill Lynch or other financial intermediaries, you may be able to buy Class A shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

                           You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through

40                        MERRILL LYNCH BOND FUND, INC.

                           the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

                           If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of the particular Portfolio or into a money market fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class D shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

                           Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary.


                           DIVIDENDS AND TAXES
                           ----------------------------------------------------

                           Each Portfolio will distribute any net investment
                           income monthly and any net realized capital gains
                           at least annually. Each Portfolio may also pay a
Dividends -- ordinary      special distribution at the end of the calendar
capital gains paid to      year to comply with Federal tax requirements. If
shareholders.  Dividends   you would like to receive dividends in cash,
may be reinvested in       contact your Merrill Lynch Financial Advisor,
additional Portfolio       selected securities dealer, other financial
shares as they are paid.   intermediary or the Transfer Agent. Capital gains
                           may be taxable to you at different rates, depending, in part, on how long a Portfolio held the assets sold.

                           You will pay tax on dividends from a Portfolio whether you receive them in cash or additional shares. If you redeem Portfolio shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

                           If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, each Portfolio's ordinary income dividends (which include distributions of net short term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.


                         MERRILL LYNCH BOND FUND, INC.                       41

[GRAPHIC] Your Acount

"BUYING A DIVIDEND"        Dividends and interest received by each Portfolio
Unless your investment     may give rise to withholding and other taxes
is in a tax deferred       imposed by foreign countries. Tax conventions
account, you may want      between certain countries and the United States
to avoid buying shares     may reduce or eliminate such taxes. You may be
shortly before a           able to claim a credit or take a deduction for
Portfolio pays a           foreign taxes paid by a Portfolio if certain
dividend. The reason?      requirements are met.
If you buy shares when
a Portfolio has realized   By law, your dividends and redemption proceeds
but not yet distributed    will be subject to a withholding tax if you have
ordinary income or         not provided a taxpayer identification number or
capital gains, you will    social security number or if the number you have
pay the full price for     provided is incorrect.
the shares and then
receive a portion of       This section summarizes some of the consequences
the price back in the      under current Federal tax law of an investment in
form of a taxable          a Portfolio. It is not a substitute for personal
dividend. Before           tax advice. Consult your personal tax adviser
investing you may          about the potential tax consequences of an
want to consult your       investment in a Portfolio under all applicable tax
tax adviser.               laws.


42                         MERRILL LYNCH BOND FUND INC.

[GRAPHIC] Management of the Fund


                           FUND ASSET MANAGEMENT
                           ----------------------------------------------------

                           Fund Asset Management, L.P., the Fund's Investment Adviser, manages the Fund's investments and its business operations under the overall supervision of the Fund's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Portfolios. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives.

                           Set forth below is the advisory fee paid by each Portfolio for the fiscal year ended September 30, 2001, as a percentage of the average daily net assets of the relevant Portfolio.


                                                          Advisory Fee
                                                         Paid For Fiscal
                                                           Year Ended
                                                       September 30, 2001*
                           ------------------------------------------------
                           High Income Portfolio         .42%
                           ------------------------------------------------
                           Core Bond Portfolio           .37%
                           ------------------------------------------------
                           Intermediate Term Portfolio   .37%
                           ------------------------------------------------

                            * As a % of average daily net assets.


                           Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Merrill Lynch Asset Management U.K. Limited was organized as an investment adviser in 1986 and acts as sub-advisor to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $528 billion in investment company and other portfolio assets under management as of December 2001.


                         MERRILL LYNCH BOND FUND, INC.                        43

[GRAPHIC] Management of the Fund

FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand each Portfolio's financial performance for the past five years. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the indicated Portfolio (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP , whose report, along with each Portfolio's financial statements, are included in the Fund's Annual Report which is available upon request.


                                                               High Income Portfolio

                                                                      Class A
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998             1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $   6.03        $   6.59        $    7.05       $    8.29       $     7.93
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .62             .71              .72             .75              .74#
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                     (1.30)           (.56)            (.31)          (1.19)             .36
----------------------------------------------------------------------------------------------------------------
Total from investment operations         (.68)            .15              .41            (.44)            1.10
----------------------------------------------------------------------------------------------------------------
Less dividends and distributions:
  Investment income--net                 (.62)           (.71)            (.72)           (.75)            (.74)
  Realized gain on investments--net        --             --              (.01)           (.05)              --
  In excess of realized gain on
  investment--net                          --              --             (.14)             --               --
----------------------------------------------------------------------------------------------------------------
Total dividends and distributions        (.62)           (.71)            (.87)           (.80)            (.74)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $   4.73        $   6.03        $    6.59        $   7.05       $     8.29
----------------------------------------------------------------------------------------------------------------
Total Investmen Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share     (11.92%)          2.31%            5.90%          (5.98%)          14.58%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                  .61%            .52%             .51%            .49%             .51%
----------------------------------------------------------------------------------------------------------------
Investment income--net                  11.52%          11.07%           10.40%           9.40%            9.23%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $438,383        $545,425         $807,942        $922,820       $1,044,799
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                      23.24%          14.44%           19.74%          41.97%           38.58%
----------------------------------------------------------------------------------------------------------------


                                                                      Class B
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year $     6.04      $     6.59       $     7.05      $     8.30       $     7.93
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .58             .66              .67             .69             .68#
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                     (1.30)           (.55)            (.31)          (1.20)             .37
----------------------------------------------------------------------------------------------------------------
Total from investment operations         (.72)            .11              .36            (.51)            1.05
----------------------------------------------------------------------------------------------------------------
Less dividends and distributions:
  Investment income--net                 (.58)           (.66)            (.67)           (.69)            (.68)
  Realized gain on investments--net        --              --             (.01)           (.05)              --
  In excess of realized gain on
  investment--net                          --              --             (.14)             --               --
----------------------------------------------------------------------------------------------------------------
Total dividends and distributions        (.58)           (.66)            (.82)           (.74)            (.68)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year       $     4.74      $     6.04       $     6.59      $     7.05       $     8.30
----------------------------------------------------------------------------------------------------------------
Total Investmen Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share     (12.56%)          1.70%            5.10%          (6.80%)          13.86%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 1.37%           1.29%            1.28%           1.25%            1.27%
----------------------------------------------------------------------------------------------------------------
Investment income--net                  10.78%          10.30%            9.66%           8.63%            8.46%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                     $1,387,523      $2,115,413       $3,290,248      $4,469,452       $5,495,488
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                      23.24%          14.44%           19.74%          41.97%           38.58%
----------------------------------------------------------------------------------------------------------------

* Total investment returns exclude the effects of sales charges.

# Based on average shares outstanding.


44                          MERRILL LYNCH BOND FUND, INC.

-------------------------------------------------------------------------------







                                                                      Class C
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $   6.04          $  6.60        $   7.06        $   8.30        $   7.94
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .50              .66             .66             .68             .68#
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                     (1.30)            (.56)           (.31)          (1.20)            .36
----------------------------------------------------------------------------------------------------------------
Total from investment operations         (.72)             .10             .35            (.50)           1.04
----------------------------------------------------------------------------------------------------------------
Less dividends and distributions:
  Investment income--net                 (.58)            (.66)           (.66)           (.63)           (.68)
  Realized gain on investments--
  net                                      --               --            (.01)           (.05)             --
  In excess of realized gain on
  investments -- net                       --               --            (.14)             --              --
----------------------------------------------------------------------------------------------------------------
Total dividends and distributions        (.58)            (.66)           (.81)           (.74)           (.68)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $   4.74         $   6.04        $   6.59        $   7.05        $   8.30
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share     (12.60%)           1.49%           5.06%          (6.72%)         13.66%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 1.43             1.34            1.33            1.31            1.32
----------------------------------------------------------------------------------------------------------------
Investment income--net                  10.69            10.25            9.62            8.58            8.39
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $177,236         $227,274        $361,606        $550.482        $638,626
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                      23.24%           14.44%          19.74%          41.97%          38.58%
----------------------------------------------------------------------------------------------------------------


                                                                      Class D
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $   6.04        $   6.59         $   7.05        $   8.30         $   7.94
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .61             .70              .70             .73              .72#
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                     (1.30)           (.55)            (.31)          (1.20)             .36
----------------------------------------------------------------------------------------------------------------
Total from investment operations         (.69)            .15              .39            (.47)            1.08
----------------------------------------------------------------------------------------------------------------
Less dividends and distributions:
  Investment income--net                 (.61)           (.70)            (.70)           (.73)            (.72)
  Realized gain on investments--
  net                                      --              --             (.01)           (.05)              --
  In excess of realized gain on
  investments -- net                       --              --             (.14)             --               --
----------------------------------------------------------------------------------------------------------------
Total dividends and distributions        (.61)           (.70)            (.85)           (.78)            (.72)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $   4.74        $   6.04         $   6.59        $   7.05         $   8.30
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share     (12.10%)          2.22%            5.64%          (6.32%)          14.29%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 .86%            .77%             .76%            .74%             .76%
----------------------------------------------------------------------------------------------------------------
Investment income--net                  11.23%          10.83%           10.15%           9.14%            8.95%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $268,633        $265,500         $359,435        $430,164         $496,836
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                      23.24%          14.44%           19.74%          41.97%           38.58%
----------------------------------------------------------------------------------------------------------------

* Total investment returns exclude the effects of sales charges.

# Based on average shares outstanding.


                        MERRILL LYNCH BOND FUND, INC.                         45

[GRAPHIC] Management of the Fund

-------------------------------------------------------------------------------




                              Core Bond Portfolio


                                                                      Class A
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.68        $  10.88         $  11.78        $  11.40         $  11.16
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .66             .72              .70             .73              .76
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                       .53            (.20)            (.90)            .38              .24
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.19             .52             (.20)           1.11             1.00
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.66)           (.72)            (.70)           (.73)            (.76)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.21        $  10.68         $  10.88        $  11.78         $  11.40
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share      11.44%           5.09%           (1.70%)         10.05%            9.22%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 .61%            .57%             .57%            .58%             .57%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   6.03%           6.79%            6.22%           6.32%            6.73%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $519,815        $489,778         $535,188        $600,655         $519,708
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     262.47%          94.67%           79.06%         149.41%          113.46%
----------------------------------------------------------------------------------------------------------------


                                                                      Class B
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.68        $  10.88         $  11.78        $  11.40        $  11.16
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .57             .64              .61             .64             .67
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                       .53            (.20)            (.90)            .38             .24
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.10             .44             (.29)           1.02             .91
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.57)           (.64)            (.61)           (.64)           (.67)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.21        $  10.68         $  10.88        $  11.78        $  11.40
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share      10.59%           4.29%           (2.45%)          9.21%           8.39%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 1.38%           1.34%            1.33%           1.34%           1.34%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.25%           6.02%            5.46%           5.56%           5.96%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $511,166        $455,162         $636,115        $685,345        $577,989
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     262.47%          94.67%           79.06%         149.41%         113.46%
----------------------------------------------------------------------------------------------------------------

*Total investment returns exclude the effects of sales charges.


46                      MERRILL LYNCH BOND FUND, INC.

-------------------------------------------------------------------------------






                                                                      Class C
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.68         $ 10.88         $  11.79     $     11.40        $   11.17
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .57             .64              .61             .63              .67
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                       .53            (.20)            (.91)            .39              .23
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.10             .44             (.30)           1.02              .90
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.57)           (.64)            (.61)           (.63)            (.67)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.21         $ 10.68         $  10.88       $   11.79        $   11.40
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share      10.53%           4.23%           (2.58%)          9.25%            8.23%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 1.44%           1.39%            1.38%           1.40%            1.39%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.16%           5.96%            5.41%           5.50%            5.91%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $ 76,963         $55,889         $ 79,581        $ 77,464         $ 49,918
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     262.47%          94.67%           79.06%         149.41%          113.46%
----------------------------------------------------------------------------------------------------------------

                                                                      Class D
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.68        $  10.88         $  11.79        $  11.41          $ 11.17
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .63             .70              .67             .70              .73
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss)
on investments--net                       .53            (.20)            (.91)            .38              .24
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.16             .50             (.24)           1.08              .97
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.63)           (.70)            (.67)           (.70)            (.73)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.21        $  10.68         $  10.88        $  11.79          $ 11.41
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share      11.16%           4.83%           (2.03%)          9.77%            8.95%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                  .86%            .82%             .82%            .82%             .82%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.75%           6.55%            5.98%           6.07%            6.47%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $201,269        $148,890         $135,401        $123,202          $77,398
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     262.47%          94.67%           79.06%         149.41%          113.46%
----------------------------------------------------------------------------------------------------------------


*Total investment returns exclude the effects of sales charges.


                        MERRILL LYNCH BOND FUND, INC.                         47

[GRAPHIC] Management of the Fund

-------------------------------------------------------------------------------




                          Intermediate Term Portfolio


                                                                      Class A
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.93        $  11.11         $  11.83        $  11.49         $  11.28
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .67             .71              .70             .73              .73
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain
(loss) on investments--net                .54            (.18)            (.72)            .34              .21
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.21             .53             (.02)           1.07              .94
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.67)           (.71)            (.70)           (.73)            (.73)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.47        $  10.93         $  11.11        $  11.83         $  11.49
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value
per share                               11.35%           5.02%            (.18%)          9.59%            8.59%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 .84%            .78%             .73%            .67%             .65%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.94%           6.51%            6.09%           6.27%            6.43%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $176,589        $144,352         $161,113        $200,679         $179,115
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     259.80%         143.77%          113.52%         111.03%           76.99%
----------------------------------------------------------------------------------------------------------------

                                                                      Class B
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.93        $  11.11         $  11.83        $  11.50         $  11.28
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .61             .66              .64             .67              .67
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain
(loss) on investments--net                .54            (.18)            (.72)            .33              .22
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.15             .48             (.08)           1.00              .89
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.61)           (.66)            (.64)           (.67)            (.67)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.47        $  10.93         $  11.11        $  11.83         $  11.50
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value
per share                               10.79%           4.49%            (.69%)          8.94%            8.13%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 1.35%           1.30%            1.24%           1.18%            1.17%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.46%           5.98%            5.58%           5.75%            5.91%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $129,162        $120,250         $162,211        $178,464         $148,148
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     259.80%         143.77%          113.52%         111.03%           76.99%
----------------------------------------------------------------------------------------------------------------



*Total investment returns exclude the effects of sales charges.


48                      MERRILL LYNCH BOND FUND, INC.

FINANCIAL HIGHLIGHTS (concluded)
-------------------------------------------------------------------------------






                                                                      Class C
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year     $10.93        $  11.11          $ 11.83         $ 11.49          $ 11.28
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .61             .65              .64             .67              .67
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain
(loss) on investments--net                .54            (.18)            (.72)            .34              .21
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.15             .47             (.08)           1.01              .88
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.61)           (.65)            (.64)           (.67)            (.67)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year           $11.47        $  10.93          $ 11.11         $ 11.83         $  11.49
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share      10.78%           4.48%            (.70%)          9.03%            7.99%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 1.36%           1.30%            1.24%           1.20%            1.20%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.41%           5.97%            5.57%           5.70%            5.89%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                         $4,600        $  2,859         $  3,904        $  4,832         $  1,571
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     259.80%         143.77%          113.52%         111.03%           76.99%
----------------------------------------------------------------------------------------------------------------

                                                                      Class D
                                     ---------------------------------------------------------------------------
                                                           For the Year Ended September 30,
Increase (Decrease) in               ---------------------------------------------------------------------------
Net Asset Value:                        2001            2000            1999            1998            1997
----------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
----------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $  10.93        $  11.11         $  11.83        $  11.50          $ 11.28
----------------------------------------------------------------------------------------------------------------
Investment income--net                    .66             .70              .69             .71              .72
----------------------------------------------------------------------------------------------------------------
Realized and unrealized gain
(loss) on investments--net                .54            (.18)            (.72)            .33              .22
----------------------------------------------------------------------------------------------------------------
Total from investment operations         1.20             .52             (.03)           1.04              .94
----------------------------------------------------------------------------------------------------------------
Less dividends from investment
income--net                              (.66)           (.70)            (.69)           (.71)            (.72)
----------------------------------------------------------------------------------------------------------------
Net asset value, end of year         $  11.47        $  10.93         $  11.11        $  11.83          $ 11.50
----------------------------------------------------------------------------------------------------------------
Total Investment Return:*
----------------------------------------------------------------------------------------------------------------
Based on net asset value per share      11.24%           4.92%            (.28%)          9.39%            8.58%
----------------------------------------------------------------------------------------------------------------
Ratios to Average Net Assets:
----------------------------------------------------------------------------------------------------------------
Expenses                                 .94%            .88%             .83%            .77%             .77%
----------------------------------------------------------------------------------------------------------------
Investment income--net                   5.88%           6.41%            6.01%           6.16%            6.32%
----------------------------------------------------------------------------------------------------------------
Supplemental Data:
----------------------------------------------------------------------------------------------------------------
Net assets, end of year
(in thousands)                       $130,116        $128,490         $136,467        $106,294          $64,335
----------------------------------------------------------------------------------------------------------------
Portfolio turnover                     259.80%         143.77%          113.52%         111.03%           76.99%
----------------------------------------------------------------------------------------------------------------


*Total investment returns excludes the effects of sales charges.


                         MERRILL LYNCH BOND FUND, INC.                       49

[FLOW CHART OMITTED]





                         MERRILL LYNCH BOND FUND, INC.

[GRAPHIC] For More Information          [LOGO] Merrill Lynch Investment Managers

Shareholder Reports


Additional information about each
Portfolio's investments is available
in the Fund's annual and semi-annual
reports to shareholders. In the
Fund's annual report you will find a
discussion of the market conditions
and investment strategies that
significantly affected each             Prospectus
Portfolio's performance during its
last fiscal year. You may obtain
these reports at no cost by calling
1-800-MER-FUND.                         January 24, 2002

The Fund will send you one copy of
each shareholder report and certain
other mailings, regardless of the
number of Fund accounts you have. To
receive separate shareholder reports
for each account, call your Merrill
Lynch Financial Advisor or other
financial intermediary or write to
the Transfer Agent at its mailing       Merrill Lynch Bond Fund Inc.
address. Include your name, address,
tax identification number and
Merrill Lynch brokerage or mutual
fund account number. If you have any
questions, please call your Merrill
Lynch Financial Advisor, other
financial intermediary or the
Transfer Agent at 1-800-MER-FUND.

Statement of Additional Information

The Fund's Statement of Additional
Information contains further
information about the Fund and is
incorporated by reference (legally
considered to be part of this
prospectus). You may request a free
copy by writing the Fund at
Financial Data Services, Inc. P.O.
Box 45289 Jacksonville, Florida
32232-5289 or by calling
1-800-MER-FUND.

Contact your Merrill Lynch Financial
Advisor or other financial
intermediary or the Fund at the
telephone number or address
indicated above if you have any
questions.

Information about the Fund
(including the Statement of
Additional Information) can be
reviewed and copied at the SEC's
Public Reference Room in Washington,
D.C. Call 1-202-942-8090 for
information on the operation of the
public reference room. This
information is also available on the
SEC's Internet site at
http://www.sec.gov and copies may be
obtained upon payment of a
duplicating fee, by electronic
request at the following E-mail         This Prospectus contains information
address: publicinfo@sec.gov, or by      you should know before investing,
writing the Public Reference Section    including information about risks.
of the SEC, Washington, D.C.            Please read it before you invest and
20549-0102.                             keep it for future reference.

You should rely only on the             The Securities and Exchange
information contained in this           Commission has not approved or
Prospectus. No one is authorized to     disapproved these securities or
provide you with information that is    passed upon the adequacy of this
different from the information          Prospectus. Any representation to
contained in this Prospectus.           the contrary is a criminal offense.

File #811-02857
Code #10046-01-02
(C)Fund Asset Management, L.P.          www.mlim.ml.com